UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934
Date of Report (Date of earliest event reported): September 26, 2016

Commission File Number: 000-23575

COMMUNITY WEST BANCSHARES
(Exact name of registrant as specified in its charter)

California	77-0446957
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

445 Pine Avenue, Goleta, California 93117
(Address of principal executive offices) (Zip code)

(805) 692-5821
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of New Principal Officer

Community West Bancshares (Company) announced the appointment of Maureen C. Clark to serve as Executive Vice President and Chief Operating and Chief Information Officer of the Company’s wholly-owned subsidiary, Community West Bank, N.A., commencing on September 26, 2016.  A copy of the press release announcing Ms. Clark’s appointment is filed herewith as Exhibit 99.1.

Prior to joining the Company, Ms. Clark, age 56, served as Senior Associate Consultant with RLR Management Consulting from January 2015 to July 2016, working primarily with bank system conversions.  Ms. Clark served as Executive Vice President, Chief Technology Officer from October 2012 to January 2014 for First National Bank, Santa Fe, NM; as Interim Chief Information Officer from March 2012 to August 2012 for Gateway Business Bank, Cerritos, CA; and, as Executive Vice President and Chief Operating Officer for Opportunity Bancshares, Richardson, TX, from October 2009 to May 2012.

There has been no transactions, involving any relationship between the Company and Ms. Clark involving an amount that will exceed $120,000 (a “related party transaction”) other than regarding her compensation arrangements discussed below.

There are no family relationships between Ms. Clark and any of the directors and executive officers of the Company.

(e)	Compensatory Arrangements of Principal Officer

In connection with her employment described more fully herein, the Company intends to finalize the terms of her employment in a written employment agreement. The employment agreement will be filed during the quarter in which the employment agreement is executed.

Ms. Clark will be paid an annual base salary of $220,000 plus a monthly car allowance of $400. In addition, the Company will establish a deferred compensation account for Ms. Clark and will deposit into such account an amount equal to 1% of her base salary in effect at the end of each month of her employment, with interest on the balance of the deferral account at a rate equal to the then-current rate offered by the Company on a three-year certificate of deposit. The Company will also reimburse Ms. Clark for relocation expenses up to a maximum of $7,500.

Upon approval of the Board of Directors, it is anticipated that the Board will grant Ms. Clark an incentive stock option under the Company’s 2014 Stock Option Plan that will become exercisable over a five-year period.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1 Press Release dated September 26, 2016, titled “Maureen Clark Joins Community West Bank as Chief Operating and Chief Information Officer.”

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 29, 2016		COMMUNITY WEST BANCSHARES

	By:	/s/Charles G. Baltuskonis

Charles G. Baltuskonis
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX
Exhibit No.
99.1            Press Release, dated September 26, 2016, titled “Maureen Clark Joins Community West Bank as Chief Operating and Chief Information Officer.”